Exhibit 4.14

SUPPLEMENTAL LETTER

Change to Financial Covenants

To:

Grindrod Shipping Pte. Ltd.

200 Cantonment Road

#03-01 Southpoint

Singapore, 089763

as Borrower

IVS Bulk 462 Pte. Ltd.

IVS Bulk 511 Pte. Ltd.

IVS Bulk 512 Pte. Ltd.

Unicorn Ross Pte. Ltd.

Unicorn Baltic Pte. Ltd.

Unicorn Ionia Pte. Ltd.

IVS Bulk 430 Pte. Ltd.

IVS Bulk 611 Pte. Ltd.

IVS Bulk 475 Pte. Ltd.

each of

200 Cantonment Road

#03-01 Southpoint

Singapore, 089763

as Owners

Grindrod Limited

Quadrant House
115 Margaret Mncadi Avenue
Durban

South Africa

as Shareholder

12 January 2017

Dear Sirs

Loan Agreement dated 7 July 2011 made between (i) Grindrod Shipping Pte. Ltd as Borrower, (ii) the banks and financial institutions listed in Schedule 1 to the Loan Agreement as Lenders, (iii) the banks and financial institutions listed in Schedule 2 to the Loan Agreement as Swap Banks, (iv) Crédit Agricole Corporate and Investment Bank, Standard Chartered Bank, Singapore Branch, DVB Group Merchant Bank (Asia) Ltd and BNP Paribas, Singapore Branch as Mandated Lead Arrangers and (v) Crédit Agricole Corporate and Investment Bank as Agent and Security Trustee in relation to a loan facility of, originally, US$123,000,000 comprising (a) a term loan facility of US$73,000,000 and (b) a revolving credit facility of US$50,000,000 (as supplemented and amended, the “Loan Agreement”)

1                                         We refer to the Loan Agreement.  Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

2                                         The Borrower has requested the consent of the Lenders to certain amendments to the financial covenants as set out in clause 12.5 of the Loan Agreement.

3                                         We, as Agent for the Lenders, confirm the agreement of the Lenders to change the financial covenants to those set out in paragraph 4 of this letter on and with effect from the date on which the Agent receives the following in form and substance satisfactory to it (the “Effective Date”) and subject to the amendments referred to in paragraph 4 of this letter:

(a)                                 for the Borrower, each Owner and the Shareholder, documents of the kind specified in Schedule 4, Part A, paragraphs 2, 3, 4 and 5 of the Loan Agreement as amended and supplemented by this letter and updated with appropriate modifications to refer to this letter (or, in the case of those documents previously provided pursuant to Schedule 4, Part A, paragraph 2 of the Loan Agreement, confirmation they have not been amended and remain in full force and effect);

(b)                                 an executed original of this letter;

(c)                                  documentary evidence that each agent for service of process nominated by the Borrower, each Owner and the Shareholder has accepted its appointment under this letter;

(d)                                 favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Singapore and such other relevant jurisdictions as the Agent may require;

(e)                                  evidence that the Borrower has paid to the Agent a work fee of $60,000 for distribution to the Lenders ($15,000 for each Lender); and

(f)                                   evidence that any fees, costs and expenses due from the Borrower in connection with this letter and any of the transactions contemplated by this letter have been paid or will be paid by the Effective Date.

4                                         On and from the Effective Date, the Loan Agreement shall be amended as follows:

(a)                                 by deleting the definition of “Margin” and replacing it with the following:

““Margin” means 2.50 per cent per annum;”;

(b)                                 by amending clause 12.5 as follows for the period 31 December 2016 to 31 December 2017 (inclusive) whereupon clause 12.5, excluding the Cash and Cash Equivalents covenant, shall revert to the wording prior to the Effective Date:

“12.5 Financial Covenants.  The Borrower will ensure that the consolidated financial position of the Borrower’s Group shall at all times during the Security Period be such that:

(a)                                  Book Value Net Worth is not less than $275,000,000 in 2016 and not less than $250,000,000 in 2017;

(b)                                  Cash and Cash Equivalents of not less than $35,000,000; and

(c)                                   the ratio of Debt to Market Adjusted Tangible Fixed Assets shall be not more than 75 per cent.

In this Clause 12.5:

“Book Value Net Worth” means the aggregate amount (without double counting) of the book value of the following:

(a)                                 the amounts paid up, or credited as paid up, on the issued share capital of the Borrower’s Group;

(b)                                 any credit balance on the consolidated profit and loss account of the Borrower’s Group; and

(c)                                  any amount standing to the credit of any other consolidated capital and revenue reserves of the Borrower’s Group including any share premium account and capital redemption reserve, less the aggregate amount (without double counting) of the following:

(a)                                 any debt balance on the consolidated profit and loss account of the Borrower’s Group; and

(b)                                 any reserves attributable to interests of minority shareholders in any subsidiary (whether direct or indirect) of the Borrower’s Group,

all as determined in accordance with IFRS applied in the preparation of the Latest Accounts but adjusted by:

(i)                                     deducting any dividend or other distribution declared, recommended or made by the Borrower’s Group;

(ii)                                  deducting any amount attributable to goodwill or any other intangible asset;

(iii)                               reflecting any variation required to be made to the asset value attributable to any ship owned by the Borrower’s Group in order to reflect the book value of any such ship;

(iv)                              excluding any amount attributable to deferred taxation;

(v)                                 excluding any amount attributable to minority interests; and

(vi)                              eliminating inconsistencies (if any) between the accounting principles;

“Cash and Cash Equivalents” means the cash and cash equivalents set out in the Latest Accounts;

“Debt” means the aggregate (without double counting) of secured or unsecured bank loans, finance lease obligations, bonds and any other financial obligations included as a liability on the balance sheet in terms of IFRS, but excluding the mark to market of swaps and other derivative instruments and excluding contingent liabilities as shown in the Latest Accounts;

“Latest Accounts”  means, at any date, the audited consolidated accounts of the Borrower’s Group most recently delivered to the Agent under Clause 11.5(a) or (b); and

“Market Adjusted Tangible Fixed Assets” means the aggregate of the book value of:

(a)                                ships (including ships under construction) either wholly or partially owned by the Borrower’s Group; and

(b)                                land and buildings either wholly or partially owned by the Borrower’s Group,

as stated in the Latest Accounts adjusted by such amount to reflect the current open market value of such assets evidenced to the Agent’s satisfaction and acceptable to the Lenders.

If, in the opinion of the Lenders, the Borrower agrees more favourable financial covenants to a particular lender or lenders in relation to any other facility, the financial covenants in this Clause 12.5 shall be amended to reflect those more favourable financial covenants.”

(c)                                  by construing all references in the Loan Agreement to “this Agreement” and all references in the other Finance Document to “the Loan Agreement” as references to the Loan Agreement as amended and supplemented by this letter.

5                                         This letter is a Finance Document.

6                                         All other terms and conditions of the Loan Agreement, the other Finance Documents and the Master Agreements are to remain in full force and effect.

7                                         This letter may be executed in any number of counterparts.

8                                         This letter shall be governed by, and construed in accordance with, English Law.  The provisions of Clauses 30.2 and 30.6 (inclusive) of the Loan Agreement shall be incorporated into this letter as if set out in full herein with references to this Agreement construed as references to this letter.

Please confirm your agreement to this letter by signing below.

/s/ Justin Lande

for and on behalf of
Crédit Agricole Corporate and Investment Bank
as Agent for the Lenders

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect and shall continue to stand as security for our obligations under the Loan Agreement, the other Finance Documents and the Master Agreements.

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
Grindrod Shipping Pte. Ltd.
as Borrower
12 January 2017

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, including for the avoidance of doubt the Guarantees, to which we are each a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect and shall continue to secure the obligations of the Borrower under the Master Agreements, the Loan Agreement and the other Finance Documents as amended by this letter.

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 462 Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 511 Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 512 Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
Unicorn Ross Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
Unicorn Baltic Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
Unicorn Ionia Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 430 Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 611 Pte. Ltd.
as an Owner
12 January 2017

/s/ Gerald Christopher Kingsley-Wilkins

for and on behalf of
IVS Bulk 475 Pte. Ltd.
as an Owner
12 January 2017

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Negative Pledge to which we are a party (and as amended in accordance with the terms of this letter) shall remain in full force and effect.

/s/ Andrew Geard Waller

for and on behalf of
Grindrod Limited
as Shareholder
12 January 2017